UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

_________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  August 8, 2014 (July 29, 2014)

_________________________________________

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

_________________________________________

Commission File No. 001-34635

DELAWARE	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On August 4, 2014, PostRock Energy Corporation (the “Company”) executed an amendment to each of the following agreements (the “Amendments”): the securities purchase agreement dated December 17, 2012 (the “December Purchase Agreement”) by and among the Company and White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”) and the securities purchase agreement dated August 1, 2012 (the “August Purchase Agreement”) by and among the Company and the Investor.  The Amendments, which are effective July 29, 2014, extend the period during which the Company may issue to the Investor warrants for the purchase of shares of common stock in lieu of cash for quarterly dividends with respect to the Series A Cumulative Redeemable Preferred Stock (the “Series A Stock”) from December 31, 2014 to June 30, 2016.

On August 5, 2014, in connection with the Amendments, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate”) to the Second Amended and Restated Certificate of Designations of the Series A Stock, which Certificate was effective as of such filing date and was approved by both the Board of Directors of the Company and the Investor, being the sole holders of the Company’s outstanding shares of its Series A Stock.  The Certificate extends the period during which dividends on the Series A can accrue from December 31, 2014 to June 30, 2016.

A copy of the Certificate is attached hereto as Exhibit 4.1.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 1.01 above relating to the Certificate is incorporated into this Item 5.03 by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

The disclosure set forth under Item 1.01 above relating to the Certificate is incorporated into this Item 5.07 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Certificate of Amendment to Second Amended and Restated Certificate of Designations for the Series A Cumulative Redeemable Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
Executive Vice President, General Counsel and
Secretary
Date: August 8, 2014